UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 14, 2005
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



              Nevada                    0-17371                 88-0182808
   (State or other jurisdiction       (Commission            (I.R.S. Employer
of incorporation or organization)     File Number)        Identification Number)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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Item 1.01.  Entry into a Material Definitive Agreement.

         As we previously reported, on November 7, 2005, we entered into a Purchase/Placement Agreement (the "Purchase/Placement Agreement") with the initial purchaser/placement agent for a private transaction pursuant to which the initial purchaser/placement agent agreed to purchase up to 14,650,000 shares of our common stock (not including the option for additional shares described below) for resale in a private transaction of our common stock to qualified institutional investors exempt from registration under the Securities Act of 1933 pursuant to Rule 144A or in transactions outside the U.S. pursuant to Regulation S. In addition, the Purchase/Placement Agreement provided that any shares not so sold will be placed by the initial purchaser/placement agent with accredited investors pursuant to Regulation D. Pursuant to the Purchase/Placement Agreement, the initial purchaser/placement agent also has the option to purchase or place an additional 1,465,000 shares of our common stock in the transaction to cover additional allotments that may be made in connection with the sale of the initial shares. On November 9, 2005, the initial purchaser/placement agent exercised a portion of the above-referenced option to place an additional 608,144 shares of our common stock. This made the total number of shares sold in the private transaction on November 14, 2005, 15,258,144. The transaction was subject to the closing of a new credit facility, the closing of the ArcLight Purchase Agreement and other customary closing conditions, as previously reported. In connection with the Purchase/Placement Agreement, we have agreed to register the resale of the shares of common stock sold in the private transaction.

         The sale of our common stock pursuant to the private transaction closed on November 14, 2005.

         Our gross proceeds in the private transaction contemplated by the Purchase/Placement Agreement are $198,355,872 (this amount includes the gross proceeds from the sale of the additional 608,144 shares of common stock and does not include the gross proceeds from the sale of the remaining shares of common stock available under the option). In the event the remainder of the shares of common stock available pursuant to the option are sold, the total gross proceeds will be $209,495,000. After deducting the initial purchaser's/placement agent's discount and placement fees and commissions of approximately $13,884,911 and paying other estimated expenses of $1,000,000 associated with the transaction, our net proceeds are estimated to be $183,470,961 (this amount includes the net proceeds from the sale of the additional 608,144 shares of common stock and does not include the net proceeds from the sale of the remaining shares of common stock available under the option). In the event the remainder of the shares of common stock available pursuant to the option are sold, the total net proceeds are estimated to be $193,830,350. As of November 14, 2005 and following the closing of the sale of our common stock pursuant to the private transaction, there are approximately 22,056,363 shares of common stock outstanding (this amount includes the additional 608,144 shares of common stock and does not include the remaining shares of common stock available under the option). If the remainder of the shares of common stock available pursuant to the option are sold, the total shares of common stock outstanding will be approximately 22,913,219.

         The disclosures made herein shall not constitute an offer to sell, or the solicitation of an offer to buy, our common stock, which is only being sold to qualified institutional buyers and accredited investors exempt from registration under the Securities Act of 1933 pursuant to Rule 144A, Regulation S and Regulation D. The common stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02.  Unregistered Sales of Equity Securities

         Please see the disclosures above under Item 1.01, "Entry into a Material Definitive Agreement."



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   QUEST RESOURCE CORPORATION



                                   By:  /s/ David E. Grose
                                        --------------------------------------
                                        David E. Grose
                                        Chief Financial Officer

     Date: November 14, 2005